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                                                                  EXHIBIT-99.p.3


                             STONEBRIDGE FUNDS TRUST
                                  (THE "TRUST")

                                 CODE OF ETHICS


I.       Legal Requirement.

         Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the "1940 Act"), makes it unlawful for any officer or director of the Trust in connection with the purchase or sale, directly or indirectly, by such person of a security "held or to be acquired" by the Trust:

    1.   To employ any device, scheme or artifice to defraud the Trust;

    2. To make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

    3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

    4. To engage in any manipulative practice with respect to the Trust's investment portfolio.

II.      Purpose of the Code of Ethics.

         The Trust expects that its officers and trustees will conduct their personal investment activities in accordance with (1) the duty at all times to place the interests of the Trust's shareholders first, (2) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility, and (3) the fundamental standard that investment company personnel should not take inappropriate advantage of their positions.

         In view of the foregoing, the provisions of Section 17j-1 of the 1940 Act, the "Report of the Advisory Group on Personal Investing" issued by the Investment Company Institute on May 9, 1994 and the Securities and Exchange Commission's September 1994 Report on "Personal Investment Activities of Investment Company Personnel", the Trust has determined to adopt this Code of Ethics on behalf of the Trust to specify a code of conduct for certain types of personal securities transactions which might involve conflicts of interest or an appearance of impropriety, and to establish reporting requirements and enforcement procedures.

III.     Definitions.

         A. An "Access Person" means: (1) each trustee or officer of the Trust; (2) each employee (if any) of the Trust (or of any company in a control relationship to the Trust) who in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Trust or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (3) any natural person in a control



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                  relationship to the Trust who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a security.

                  For purposes of this Code of Ethics, an "Access Person" does not include any person who is subject to the securities transaction pre-clearance requirements and securities transaction reporting requirements of the Code of Ethics adopted by the Trust's principal underwriter in compliance with Rule 17j-1 of the 1940 Act and Section 15(f) of the Securities Exchange Act of 1934, as applicable. Further, an "Access Person" does not include any person who is subject to the securities transaction reporting requirements of the Code of Ethics adopted by the Trust's investment adviser in compliance with Rule 17j-1 of the 1940 Act and Rule 204-2(a)(12) of the Investment Advisers Act of 1940, as applicable.

         B. "Restricted Trustee" or "Restricted Officer" means each trustee or officer of the Trust who is not also a trustee, officer, partner, employee or controlling person of any one or more of the Trust's investment adviser, administrator, custodian, transfer agent, or distributor.

         C. An Access Person's "immediate family" includes a spouse, minor children and adults living in the same household as the Access Person.

         D. A security "held or to be acquired" by the trust means: (1) any Covered Security as defined in Rule 17j-1 which, within the most recent 15 days: (a) is or has been held by the Trust; or (b) is being or has been considered by the Trust or any of its investment advisers for purchase by the Trust; and (2) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in item (1).

         E.       "Exempt Security" means:

                  1. Securities issued by the Government of the United States (i.e., U.S. Treasury securities), short-term debt securities which are "government securities" within the meaning of section 2(a)(16) of the 1940 Act (which includes securities of the U.S. Government and its instrumentalities), bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term instruments and shares of registered open-end investment companies.

                  2. Securities purchased or sold in any account over which the Access Person has no direct or indirect influence or control.

                  3. Securities purchased or sold in a transaction which is non-volitional on the part of either the Access Person or the Trust.

                  4. Securities acquired as a part of an automatic dividend reinvestment plan.

                  5. Securities acquired upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.



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                  6.       Purchases or sales of securities issued by any
                           company included in the Standard & Poor's 500 Stock Index in an amount less than $10,000.

IV.      Policies of the Trust Regarding Personal Securities Transactions.

         A.       General Policy.

                  No Access Person of the Trust shall engage in any act, practice or course of business that would violate the provisions of Rule 17j-1(b) set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with this Code of Ethics.

         B.       Specific Policies.

                  1. Restrictions on Personal Securities Transactions by Access Persons other than Restricted Trustees and Restricted Officers.

                           a. No Access Person who is not a Restricted Trustee or Restricted Officer may buy or sell securities other than Exempt Securities for his or her personal portfolio or the portfolio of a member of his or her immediate family without obtaining oral authorization from the Compliance Officer(s) of the Trust's investment adviser PRIOR to effecting such security transaction.

                                    A written authorization for such security transaction will be provided by the investment adviser's Compliance Officer(s) to the person receiving the authorization (if granted) and to the Trust's administrator to memorialize the oral authorization that was granted.

                                             NOTE: If an Access Person has
                                             questions as to whether purchasing
                                             or selling a security for his or
                                             her personal portfolio or the
                                             portfolio of a member of his or her
                                             immediate family requires prior
                                             oral authorization, the Access
                                             Person should consult the
                                             investment adviser's Compliance
                                             Officer(s) for clearance or denial
                                             of clearance to trade PRIOR to
                                             effecting any securities
                                             transactions.

                           b. Pre-clearance approval under paragraph (a) will expire at the close of business on the trading day after the date on which oral authorization is received, and the Access Person is required to renew clearance for the transaction if the trade is not completed before the authority expires.

                           c. No clearance will be given to an Access Person other than a Restricted Trustee or Restricted Officer to purchase or sell any security (1) on a day when any portfolio of the Trust has a pending "buy" or "sell" order in that same security until that pending "buy" or "sell" order is executed or withdrawn or (2) when a Compliance Officer has been advised by the investment adviser that the same security is being considered for purchase or sale for any portfolio of the Trust.

                  2. Restrictions on Personal Securities Transactions by Restricted Trustees and Restricted Officers.



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                           The Trust recognizes that Restricted Trustees and
                           Restricted Officers do not have on-going, day-to-day involvement with the operations of the Trust. In addition, it has been the practice of the Trust to give information about securities purchased or sold by the Trust or considered for purchase or sale by the Trust to Restricted Trustees and Restricted Officers in materials circulated more than 15 days after such securities are purchased or sold by the Trust or are considered for purchase or sale by the Trust. Accordingly, the Trust believes that less stringent controls are appropriate for Restricted Trustees and Restricted Officers, as follows:

                           a. The securities pre-clearance requirement contained in paragraph IV.B.1.a above shall only apply to a Restricted Trustee or Restricted Officer if he or she knew or, in the ordinary course of fulfilling his or her official duties as a trustee or officer, should have known, that during the fifteen day period before the transaction in a security other than an Exempt Security or at the time of the transaction that the security purchased or sold by him or her other than an Exempt Security was also purchased or sold by the Trust or considered for the purchase or sale by the Trust.

                           b. If the pre-clearance provisions of the preceding paragraph apply, no clearance will be given to a Restricted Director or Restricted Officer to purchase or sell any security (1) on a day when any portfolio of the Trust has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn or (2) when a Compliance Officer has been advised by the investment adviser that the same security is being considered for purchase or sale for any portfolio of the Trust.

         C.       Pre-Approval of Investments in IPOs and Limited Offerings.

                  Investment Personnel of the trust or its investment adviser must obtain approval from the President of the Trust or the Compliance Officer(s) of the Trust's investment adviser before directly or indirectly acquiring beneficial ownership in any securities in an initial public offering or in a private placement or other limited offering.

V.       Procedures.

         A. The administrator of the Trust shall notify each person who may be considered an Access Person of the Trust that such person is subject to the reporting requirements of this Code of Ethics. Additionally, the administrator shall deliver a copy of this Code to each such person.

         B. In order to provide the Trust with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed by its Access Persons, every Access Person must report the following:

                  1. Each Access Person of the Trust other than a Restricted Trustee or Restricted Officer shall direct his or her broker to supply to the Compliance Officer of the Trust's administrator, on a timely basis, duplicate copies of



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                           confirmations of all securities transactions in which
                           the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership(1) and copies of periodic statements for all securities accounts.

                  2. Initial Holdings Reports. Every Access Person (other than a Restricted Trustee who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act) must report no later than 10 days after the person becomes an Access Person, the following information:

                           (a) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

                           (b) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                           (c) The date that the report is submitted by the Access Person.

                  3. Quarterly Transaction Reports. Every Access Person (other than a Restricted Trustee who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act) must report no later than 10 days after the end of a calendar quarter, the following information:

                           (a) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

                                    (i)      The date of the transaction, the
                                             title, the interest rate and
                                             maturity date (if applicable), the
                                             number of shares, and the principal
                                             amount of each Covered Security
                                             involved;

                                    (ii)     The nature of the transaction
                                             (i.e., purchase, sale or any other
                                             type of acquisition or
                                             disposition);

                                    (iii)    The price of the Covered Security
                                             at which the transaction was
                                             effected;

                                    (iv)     The name of the broker, dealer or
                                             bank with or through whom the
                                             transaction was effected; and

                                    (v)      The date that the report is
                                             submitted by the Access Person.

                           (b) With respect to any account established by the Access Person in which ANY SECURITIES were held during the quarter for the direct or indirect benefit of the Access Person, each Access Person must report no later than 10 days after the end of a calendar quarter the following information:

                                    (i)      The name of the broker, dealer or
                                             bank with whom the Access Person
                                             established the account;


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                                    (ii)     The date the account was
                                             established; and

                                    (iii)    The date that the report is
                                             submitted by the Access Person.

                  4. Each Restricted Trustee who is not an "interested person" of the Trust shall submit the same quarterly report as required under paragraph 2 to the administrator, but only for a transaction in a security other than an Exempt Security where he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a Trustee or officer should have known, that during the 15-day period immediately preceding or after the date of the transaction, such security is or was purchased or sold, or considered for purchase or sale, by the Trust.

                  5. Annual Holdings Reports. Every Access Person (other than a Restricted Trustee who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act) must report annually, the following information, which information must be current as of a date no more than 30 days before the report is submitted:

                           (a) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

                           (b) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                           (c) The date that the report is submitted by the Access Person.

         C. The administrator of the Trust shall review the reports received, maintain a record of the names of the persons responsible for reviewing these reports, and as appropriate compare the reports with the pre-clearance authorization received, and report to the Trust's Board of Trustees:

                  1. any transaction that appears to evidence a possible violation of this Code; and

                  2. apparent violations of the reporting requirement stated herein.

         D. The Board of Trustees shall consider reports made to it hereunder and shall determine whether the policies established in Sections IV and V of this Code of Ethics have been violated, and what sanctions, if any, should be imposed on the violator, including but not limited to a letter of censure, suspension or termination of the employment of the violator, or the unwinding of the transaction and the disgorgement of any profits to the Trust. The Board of Trustees shall review the operation of this Code of Ethics at least once a year.

         E. The Trust's investment advisers and principal underwriter shall adopt, maintain and enforce separate codes of ethics with respect to their personnel in compliance with



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                  Rule 17j-1 and Rule 204-2(a)(12) of the Investment Advisers
                  Act of 1940 or Section 15(f) of the Securities Exchange Act of 1934, as applicable, and shall forward to the administrator and the Trust's counsel copies of such codes and all future amendments and modifications thereto.

         F. At least quarterly at Board of Trustees' meetings each investment adviser and principal underwriter of the Trust shall report to the Trust's Board of Trustees:

                  1. any reported securities transaction that occurred during the prior quarter that may have been inconsistent with the provisions of the codes of ethics adopted by the Trust's investment adviser or principal underwriter; and

                  2. all disciplinary actions(2) taken in response to such violations.

         G. Upon request by or on behalf of an Access Person, the administrator shall maintain a list of securities which are not permissible for purchase by the Trust's investment portfolios. The list, and any revisions thereto, may identify securities by type or otherwise and shall be subject to approval by the investment advisers to the Trust. In the event of changes to an investment portfolio's investment objectives and/or policies and if necessary, the Trust's administrator shall remove securities from the list. Such deletions from the list shall also be subject to approval by the investment adviser to the Trust. The administrator shall date the list (and any revisions thereto) and shall send the list (and any revisions thereto) to each Access Person promptly upon approval by the Trust's investment adviser.

         H. At least once a year, the Trust's President, investment adviser and principal underwriter shall provide to the Board of Trustees a report which contains (a) a summary of existing procedures concerning personal investing by Access Persons of the investment adviser /underwriter and any changes in the procedures during the past year, (b) an evaluation of the Trust's current compliance procedures and a report on any recommended changes in the Trust's existing restrictions or procedures based upon the Trust's experience under the Trust's Code of Ethics, industry practices, or developments in applicable laws and regulations, and (c) a certification that the Trust, adviser, or principal underwriter, as the case may be, has adopted procedures reasonably necessary to prevent its Access Persons from violating its code of ethics.

         I. This Code, the codes of the investment adviser and principal underwriter, a copy of each report by an Access Person, any written report hereunder by the Trust's administrator, investment adviser or principal underwriter and lists of all persons required to make reports shall be preserved with the Trust's records for the period required by Rule 17j-1. A copy of each list maintained in accordance with paragraph G shall be preserved with the Trust's records in an easily accessible place for at least five years after such list is in effect.

VI.      Certification.

         Each Access Person shall certify annually that he or she has read and understood this Code of Ethics and will abide by them. Each Access Person shall further certify that he or she



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has disclosed or reported all personal securities transactions required to be disclosed or reported under the Code of Ethics. A form of such certification is attached hereto as Exhibit A.

                               The Board of Trustees of Stonebridge Funds Trust.



Amended March 2000

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(1)      An Access Person will be treated as the "beneficial owner" of a security under this policy only if the Access Person has a direct or indirect pecuniary interest in the security.

         a) A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction.

         b) An indirect pecuniary interest is any nondirect financial interest, but is specifically defined in the rules to include securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion.

(2) Disciplinary action includes but is not limited to any action that has a material financial effect upon the employee, such as fining, suspending, or demoting the employee, imposing a substantial fine or requiring the disgorgement of profits.




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                                                                       EXHIBIT A

                             STONEBRIDGE FUNDS TRUST
                               ANNUAL CERTIFICATE





The undersigned hereby certifies as follows:

         1. I have read and understand the Stonebridge Funds Trust Code of Ethics.

         2.       I acknowledge that I am subject to the Code of Ethics.

         3. Since the date of the last Annual Certification (if any), I have complied and will continue to comply with all requirements under this Code of Ethics. I understand that any violation of the Code of Ethics may lead to sanctions, including dismissal.









Date:
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Signature:
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Print Name:
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